LAKELAND FINANCIAL CORPORATION
401(K) PLAN

FINANCIAL STATEMENTS
December 31, 2017 and 2016

Warsaw, Indiana

FINANCIAL STATEMENTS
December 31, 2017 and 2016

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                                     1

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                                                                                3

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS                                                                         4

NOTES TO FINANCIAL STATEMENTS                                                                                                                                         5

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)                                                                         10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Administrative Oversight Committee and Plan Administrators
Lakeland Financial Corporation
401(k) Plan
Warsaw, Indiana

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of Lakeland Financial Corporation 401(k) Plan (the "Plan") as of December 31, 2017 and 2016, the related statement of changes in net assets available for benefits for the year ended December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2017 and 2016, and the changes in net assets available for benefits for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the Plan's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2017 has been subjected to audit procedures performed in conjunction with the audit of the Plan's financial statements. The supplemental schedule is the responsibility of the Plan's management. Our audit procedures included determining whether the information presented in the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental schedule is fairly stated in all material respects in relation to the financial statements as a whole.

Crowe Horwath LLP

We have served as the Plan's auditor since 1983.

South Bend, Indiana
June 25, 2018

LAKELAND FINANCIAL CORPORATION 401(K) PLAN
 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
 December 31, 2017 and 2016

	2017	2016
Assets

Investments, at fair value	$ 86,842,313	$ 79,728,043

Receivables
Employer contributions	1,011,167	857,008
Participant contributions	92,838	-
Total receivables	1,104,005	857,008

Net assets available for benefits	$ 87,946,318	$ 80,585,051

See accompanying notes to financial statements.

LAKELAND FINANCIAL CORPORATION 401(K) PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
 Year ended December 31, 2017

Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments	$ 5,501,132
Interest and dividends income	2,626,108
8,127,240

Contributions
Employer	1,764,248
Participants	2,348,192
Rollover	116,077
4,228,517

Total additions	12,355,757

Deductions from net assets attributed to:
Benefits paid directly to participants	4,991,525
Administrative expenses	2,965
Total deductions	4,994,490

Net increase	7,361,267

Net assets available for benefits
Beginning of year	80,585,051

End of year	$ 87,946,318

See accompanying notes to financial statements.

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2017 and 2016

NOTE 1 - DESCRIPTION OF PLAN

The following description of the Lakeland Financial Corporation 401(k) Plan (the "Plan") is provided for general information purposes only.  Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General:  The Plan is a defined contribution 401(k) profit sharing plan covering substantially all employees of Lakeland Financial Corporation ("LFC") and its subsidiary, Lake City Bank (collectively, "employer").  An employee becomes eligible to enter the Plan on January 1, April 1, July 1, and October 1 following attainment of age 18 and completion of one month of service.

The Plan was originally adopted December 13, 1983 and has been amended.  Participants should refer to the amended and restated Plan agreement for a more complete description of the Plan's provisions.  The Plan provides for retirement, death, disability and termination benefits, and it is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Investment Funds:  The Plan consists of 28 funds, or investment options, one of which is invested in LFC common stock.  Thirteen of the funds are "Fidelity Freedom" funds that are targeted retirement funds consisting of blends of equities and fixed income securities.  The "Artisan Mid Cap Fund", "Victory Sycamore Established Value Fund", "MFS Value R3 Fund", "Fidelity Contrafund", "Fidelity Small Cap Discovery Fund", "FKLN Small Cap Growth Fund", and "Fidelity Spartan 500 Index Advantage Fund" are invested primarily in common and preferred stock.  The "Fidelity Spartan US Bond Index Fund" and "PIMCO Short Term Fund" are invested primarily in fixed income securities.  The "Fidelity Retirement Money Market Fund" is invested primarily in short-term fixed income investments having maturities of one year or less, and the "Fidelity Diversified International Fund", "TMPL Global Bond A Fund" and "Fidelity Spartan Emerging Markets Index Advantage Fund" are invested primarily in foreign common stocks. The "PIMCO All Asset Fund" is invested primarily in mutual funds.  A participant's salary redirection is invested in any of the funds offered at the participant's discretion.  Employer matching contributions are invested in the same funds as the participant's salary redirection, and in the same proportions.

Participant Accounts:  Each participant's account is credited with the participant's contribution and allocation of (a) the employer's contributions, (b) Plan earnings and (c) forfeitures of non-vested balances of account of participants who have left the Plan and charged with his or her withdrawals.  Allocations are based on participant earnings or account balances, as defined.  The benefit to which a participant, or beneficiary, is entitled is the benefit that can be provided from the participant's vested account.

Contributions:  The Plan provides that participants may make voluntary pre-tax contributions to the Plan in amounts equal to the maximum amount allowable under the Internal Revenue Code ($18,000 in 2017).  Catch up contributions are permitted for those eligible employees over the age of 50 years and are limited to $6,000 in 2017.  Each year the employer may set a matching percentage of a participant's compensation, as well as make discretionary contributions.  For 2017, the matching percentage was set at 108% of the first 6% of compensation an employee contributes to the Plan as a voluntary pre-tax contribution.  In addition, no discretionary contributions were made.

Death, Disability or Retirement Benefits:  Under the Plan, participants, or their beneficiaries, are entitled to 100% of their account balance upon death, disability, or retirement.

Vesting:  Participants are 100% vested in salary deferral contributions.  Employer contributions vest according to a five-year graded schedule.

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2017 and 2016

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Payments of Benefits:  On termination of service, a participant may elect to receive either a lump sum or direct rollover amount equal to the value of his or her vested interest in the account.  For distributions of LFC stock, distributions are made in stock or cash at the participant's option, with the exception of fractional shares which are paid out in cash.  Distributions out of the other funds are made in cash.

Administrative and Investment Management Expenses:  Substantially all administrative expenses are paid by the employer.  Investment management fees are charged to the Plan as a reduction of investment return and included in the investment income (loss) reported by the Plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The policies and principles which significantly affect the determination of net assets and changes in net assets are summarized below.

Basis of Accounting:  The accounting practices and principles followed by the Plan and the methods of applying those principles conform to U.S. generally accepted accounting principles.  The financial statements of the Plan are prepared under the accrual basis of accounting.

Investment Valuation and Income Recognition:  The Plan's investments are reported at fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.

Fair value is the price that would be received by the Plan for an asset or paid by the Plan to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Plan's principal or most advantageous market for the asset or liability.  Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (Level 1 measurements) and gives the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Plan has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Plan's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy.  The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2017 and 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair values of LFC common stock and mutual fund investments are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs).  There were no transfers from or into Level 1, Level 2, or Level 3 during 2017.  Investments measured at fair value on a recurring basis are summarized below:

Fair Value Measurements
at December 31, 2017 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 43,400,181	$ -	$ -
Mutual Funds	43,442,132	-	-

Fair Value Measurements
at December 31, 2016 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 44,607,191	$ -	$ -
Mutual Funds	35,120,852	-	-

Net Appreciation (Depreciation) in Fair Value of Investments:  in accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation) for the year along with gains and losses on sales of investments are reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.  Unrealized appreciation (depreciation) for investments held as of the end of the current fiscal year is the difference between the current value of those investments and the value of those investments as of the end of the prior fiscal year or the purchase date for investments purchased during the year.

Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

Concentration of Credit Risk:  At December 31, 2017 and 2016, 50% and 56% of the Plan's investments were in LFC common stock, respectively.

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2017 and 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks and Uncertainties:  The Plan provides for various investment options including any combination of certain mutual funds and stocks. The investments are exposed to various risks, such as interest rate, market, liquidity and credit risks.  Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits, and future statements of changes in net assets available for benefits and participants' account balances.

NOTE 3 – PLAN TERMINATION

Although it has not expressed any intent to do so, LFC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations.  In the event of termination, participants will become 100% vested in their accounts.

NOTE 4 - PARTIES-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others. At December 31, 2017 and 2016, certain investments of the Plan are shares of mutual funds offered by Fidelity Investments.  Fidelity Management Trust Company is the Plan trustee and, therefore, these transactions qualify as party-in-interest transactions.

Fees paid by the Plan to Fidelity for accounting services amounted to $2,965 for the year ended December 31, 2017.  The Plan also invests in shares of common stock issued by Lakeland Financial Corporation, which qualifies as a party-in-interest investment.

During 2017, the Plan purchased 62,114 shares of Lakeland Financial Corporation common stock at a cost ranging from $40.72 to $49.02 per share.  In 2017, the Plan sold 57,488 shares of Lakeland Financial Corporation common stock at a sales price ranging from $41.16 to $48.87 per share and distributed 51,467 shares of common stock to employees due to termination or retirement.  Cash dividends of $782,947 were paid to the Plan by Lakeland Financial Corporation for 2017.

At December 31, 2017 and 2016, the Plan held the following related party investments (at estimated fair value):

2017:
Lakeland Financial Corporation common stock – 895,034 shares	$ 43,400,181

2016:
Lakeland Financial Corporation common stock – 941,875 shares	$ 44,607,191

(Continued)

LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2017 and 2016

NOTE 5 - TAX STATUS

The Plan was established using a prototype plan document sponsored by Fidelity Management & Research Company.  The Internal Revenue Service issued an opinion letter dated March 31, 2014, indicating that the prototype adopted by the Plan, as then designed, was in accordance with applicable sections of the Internal Revenue Code ("IRC").  Although the Plan has been amended, plan management believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.

Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan. The plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2017 and 2016, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The plan administrator believes it is no longer subject to income tax examinations for years prior to 2014.

SUPPLEMENTAL SCHEDULE

LAKELAND FINANCIAL CORPORATION 401(K) PLAN
SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2017

Name of Plan Sponsor:                        Lakeland Financial Corporation
Employer Identification Number:                        35-1559596
Three Digit Plan Number:                                          004

(C)
Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

		Mutual Funds
*	Fidelity Investments	Fidelity Retirement Money Market Fund
		3,816,258 units	#	$3,816,258

	Victory Sycamore	Victory Sycamore Estb Value Fund
		40,387 units	#	1,638,891

	Artisan Partners	Artisan Mid Cap Fund
		40,265 units	#	1,534,482

	Templeton Fund	Templeton Global Bond A Fund
		10,449 units	#	124,244

	Franklin Templeton Fund	Franklin Small Cap Growth Fund
		53,721 units	#	1,181,853

	Pacific Investment Managemant	PIMCO Short Term Fund
		73,637 units	#	726,797

	Pacific Investment Managemant	PIMCO All Asset Fund
		22,369 units	#	271,781

	Massachusetts Financial	MFS Value R3 Fund
	Services	30,377 units	#	1,227,856

*	Fidelity Investments	Fidelity Contrafund
		39,248 units	#	4,806,706

*	Fidelity Investments	Fidelity Spartan Emerging Markets
		Index Advantage Fund
		47,110 units	#	537,522

*	Fidelity Investments	Fidelity Diversified International Fund
		43,281 units	#	1,732,101

*	Fidelity Investments	Fidelity Small Cap Discovery Fund
		52,932 units	#	1,583,185

*	Fidelity Investments	Fidelity Freedom Income Fund
		38,713 units	#	456,042

*	Fidelity Investments	Fidelity Freedom 2010
		3,397 units	#	54,561

(Continued)

LAKELAND FINANCIAL CORPORATION 401(K) PLAN
SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2017

Name of Plan Sponsor:                        Lakeland Financial Corporation
Employer Identification Number:                        35-1559596
Three Digit Plan Number:                                          004

		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2020
		269,341 units	#	4,462,972

*	Fidelity Investments	Fidelity Freedom 2030
		131,596 units	#	2,376,619

*	Fidelity Investments	Fidelity Spartan 500 Index
		Advantage Fund
		41,134 units	#	3,844,011

*	Fidelity Investments	Fidelity Spartan US Bond Index Fund
		103,663 units	#	1,201,455

*	Fidelity Investments	Fidelity Freedom 2040
		249,677 units	#	2,671,543

*	Fidelity Investments	Fidelity Freedom 2005
		8,898 units	#	111,761

*	Fidelity Investments	Fidelity Freedom 2015
		17,338 units	#	231,982

*	Fidelity Investments	Fidelity Freedom 2025
		264,901 units	#	3,814,574

*	Fidelity Investments	Fidelity Freedom 2035
		112,171 units	#	1,709,489

*	Fidelity Investments	Fidelity Freedom 2045
		89,740 units	#	1,087,651

*	Fidelity Investments	Fidelity Freedom 2050
		105,522 units	#	1,286,314

*	Fidelity Investments	Fidelity Freedom 2055
		54,576 units	#	749,874

*	Fidelity Investments	Fidelity Freedom 2060
		16,330 units	#	199,713

				43,440,237

(Continued)

LAKELAND FINANCIAL CORPORATION 401(K) PLAN
SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2017

Name of Plan Sponsor:                        Lakeland Financial Corporation
Employer Identification Number:                        35-1559596
Three Digit Plan Number:                                          004

(C)
Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

Common Stock
*	Lakeland Financial Corporation	Common Stock
		895,034 shares	#	43,400,181

*	Lakeland Financial Corporation	Stock Purchase Account
		1,895 units	#	1,895

$86,842,313

*	Denotes party-in-interest
#	Investments are participant directed, therefore, historical cost information is not required